Exhibit 99.2

RPAI
Retail Properties of America, Inc.

JCPenney
Alamo Ranch, San Antonio, TX

THE HOME DEPOT
Oswego Commons, Chicago, IL

T·J·maxx
Commons at Royal Palm, Royal Palm Beach, FL

WHOLE FOODS
Paradise Valley Marketplace, Phoenix, AZ

Southlake Town Square, Southlake, TX

SUPPLEMENTAL FINANCIAL INFORMATION

Third Quarter 2012

WWW.RPAI.COM

Southlake Town Square, Southlake, TX Commons at Royal Palm, Royal Palm Beach, FL Paradise Valley Marketplace, Phoenix, AZ Oswego Commons, Chicago, IL Alamo Ranch, San Antonio, TX www. r pai.com Supplemental financial information t h i r d Q u a r t e r 2 0 1 2

 Earnings Release  i-vii  Financial Summary Condensed Consolidated Balance Sheets 1 Condensed Consolidated Statements of Operations 2 Funds From Operations 3 Supplemental Financial Statement Detail 4 Capitalization 5 Unsecured Credit Facility Covenants 6 Consolidated Debt Summary 7  Transaction Summary Acquisitions and Dispositions 8  Portfolio Summary Property Overview 9 State/Regional Summary  10 Retail Operating Portfolio Occupancy  11 Top Tenants 12 Retail Leasing Activity Summary  13 Retail Lease Expirations 14  Unconsolidated Joint Venture Summary Unconsolidated Joint Venture Combined Financial Statements 15-17 Unconsolidated Joint Venture Overview and Debt Summary  18  Other Information Non-GAAP Financial Measures and Reconciliations  19-22 table of contentS 2901 butterfield road | oak brook, i l 60523 | www r paicom

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

THIRD QUARTER RESULTS

Oak Brook, IL – November 5, 2012 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and nine months ended September 30, 2012.

FINANCIAL RESULTS

For the quarter ended September 30, 2012, Retail Properties of America reported:

■	Operating Funds From Operations (Operating FFO) of $49.6 million, or $0.21 per share, compared to $45.2 million, or $0.23 per share for the same period in 2011;
■	Funds From Operations (FFO) of $57.2 million, or $0.25 per share, compared to $46.1 million, or $0.24 per share for the same period in 2011;
■	Net loss of $(16.0) million, or $(0.07) per share, compared to a net loss of $(5.0) million, or $(0.03) per share for the same period in 2011.

For the nine months ended September 30, 2012, the Company reported:

■	Operating FFO of $149.7 million, or $0.69 per share, compared to $126.1 million, or $0.66 per share for the same period in 2011;
■	FFO of $175.8 million, or $0.81 per share, compared to $146.6 million, or $0.76 per share for the same period in 2011;
■	Net loss of $(14.6) million, or $(0.07) per share, compared to a net loss of $(58.8) million, or $(0.31) per share for the same period in 2011.

OPERATING RESULTS

For the quarter ended September 30, 2012, Retail Properties of America’s results for its consolidated portfolio were as follows:

■

0.8% increase in total same store net operating income (NOI) over the comparable period in 2011, based on same-store occupancy of 90.1% at September 30, 2012, up 90 basis points from 89.2% at September 30, 2011;

■

Total portfolio percent leased, including leases signed but not commenced: 91.8% at September 30, 2012, up 20 basis points from 91.6% at June 30, 2012 and up 220 basis points from 89.6% at September 30, 2011;

■

Retail portfolio percent leased, including leases signed but not commenced: 91.1% at September 30, 2012, up 10 basis points from 91.0% at June 30, 2012 and up 250 basis points from 88.6% at September 30, 2011;

■	1,023,000 square feet of retail leasing transactions comprised of 166 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and
■	Positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, with new leases at 12.7% and renewal leases at 5.0%, for a blended spread of 5.9%.

Retail Properties of America, Inc.

T: 855.646.7724
www.rpai.com	2901 Butterfield Road
Oak Brook, IL 60523

“During the third quarter we continued to make measurable progress towards accomplishing the strategic initiatives we set out at our IPO in April,” stated Steve Grimes, President and CEO. “We are realizing the positive results of our intense leasing focus, with strong velocity in the third quarter, resulting in a 250 basis point improvement in our retail leased percentage over the past year. With our retail portfolio over 91% leased and three consecutive quarters of positive leasing spreads we are well on our way to our stabilized occupancy goal. Additionally, our successful execution of asset sales and related debt repayments have provided us with an improved risk profile and postitioned us to drive long-term shareholder value. As a result, we are confident in our ability to achieve all of our stated 2012 objectives.”

INVESTMENT ACTIVITY

During the quarter, the Company completed the sale of 18 non-core and non-strategic assets in its consolidated portfolio for a gross sales price of $190.5 million. This includes the sale of 13 former Mervyns locations in California for $100.4 million and the sale of the Cost Plus distribution center in Stockton, CA, for $63.0 million.  Proceeds from the transactions were used to repay $132.7 million in related mortgage debt with additional net proceeds further reducing leverage.

Year-to-date the Company has completed $262.3 million in asset sales. Sales for the year-to-date period also include earnouts, pad sales, a deed-in-lieu transaction, and three single-tenant retail properties that were sold subsequent to quarter end for a gross sales price of $33.4 million.

CAPITAL MARKETS AND BALANCE SHEET ACTIVITY

As of September 30, 2012, the Company had $2.9 billion of consolidated indebtedness outstanding at a weighted average interest rate of 5.77% and a weighted average maturity of 5.5 years.

During the quarter, the Company repaid $282.1 million of mortgage loans, excluding amortization. These repayments included $149.4 million of maturing mortgage loans on nine properties that are now unencumbered. The Company also repaid a $13.9 million mezzanine note payable. The mortgages and note repaid during the quarter had a weighted average interest rate of 5.73%. As of October 1, 2012, all 2012 debt maturities have been addressed.

During the quarter, the Company entered into a $300 million interest rate swap transaction to fix the variable rate portion of its term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016, the maturity date of the Company’s unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.25% as of September 30, 2012, a decrease of 25 basis points from the previous quarter.

DIVIDEND

On September 10, 2012, the Board of Directors of Retail Properties of America declared the third quarter distribution of $0.165625 per share, payable on October 10, 2012 to stockholders of record at the close of business on September 28, 2012.

B-1 SHARE CONVERSION

Subsequent to quarter end, on October 5, 2012, each share of Class B-1 common stock automatically converted into one share of Class A common stock. The Class B-2 and B-3 common shares are set to automatically convert on April 5, 2013 and October 5, 2013, respectively.

GUIDANCE

Retail Properties of America has revised its guidance for 2012 Operating FFO per share and net loss per share. The Company currently expects 2012 Operating FFO per share of $0.84 to $0.87, versus prior guidance of $0.83 to $0.87 and 2012 net loss per share of $(0.12) to $(0.09), versus prior guidance of $(0.15) to $(0.11).

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, November 6, 2012 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.  To participate in the online webcast on the Company’s website please go to www.rpai.com under the investor relations section of the website and follow the directions.  A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com under the investor relations section of the website and follow the directions.

The Company has also posted supplemental financial and operating information and other data on the investor relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,”  “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). Management believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Company’s condensed consolidated statements of operations.  The Company also reports Operating FFO, which is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.  FFO and Operating FFO are not intended to be alternatives to “Net Income” as indicators of the Company’s performance, nor alternatives to “Cash Flows from Operating Activities” as determined by GAAP as measures of the Company’s capacity to fund cash needs, including the payment of dividends.. The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 250 operating properties acquired or place in service prior to January 1, 2011, but excluding University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with the lender, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income.

v

Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

CONTACT INFORMATION

Sarah Byrnes, VP Investor Relations

Retail Properties of America, Inc.

630.586.6313

Retail Properties of America, Inc.

FFO and Operating FFO Guidance (a)

	Per Share Guidance Range Full Year 2012
	Low	High

Net loss attributable to Company shareholders	$(0.12)	$(0.09)
Depreciation and amortization	1.15	1.15
Provision for impairment of investment properties	0.11	0.11
Gain on sales of investment properties	(0.18)	(0.18)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	-
FFO	$0.96	$0.99

Debt prepayment penalties	0.01	0.01
Excise tax accrual	0.02	0.02
Gain on extinguishment of debt	(0.02)	(0.02)
Mortgage premium write-off	(0.05)	(0.05)
Recognized gain on marketable securities	(0.07)	(0.07)
Other	(0.01)	(0.01)
Operating FFO	$0.84	$0.87

(a)  Includes amounts from discontinued operations.

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	September 30,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,255,881	$1,334,363
Building and other improvements	4,896,652	5,057,252
Developments in progress	49,433	49,940
	6,201,966	6,441,555
Less accumulated depreciation	(1,284,426)	(1,180,767)
Net investment properties	4,917,540	5,260,788

Cash and cash equivalents	107,423	136,009
Investment in marketable securities, net	9,347	30,385
Investment in unconsolidated joint ventures	53,617	81,168
Accounts and notes receivable (net of allowances of $6,564 and $8,231, respectively)	79,709	94,922
Acquired lease intangibles, net	139,442	174,404
Investment properties held for sale	8,633	-
Other assets, net	166,877	164,218
Total assets	$5,482,588	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,619) and $(2,003), respectively)	$2,396,899	$2,926,218
Credit facility	535,000	555,000
Accounts payable and accrued expenses	87,725	83,012
Distributions payable	38,200	31,448
Acquired below market lease intangibles, net	77,103	81,321
Other financings	-	8,477
Co-venture obligation	-	52,431
Liabilities associated with investment properties held for sale	228	-
Other liabilities	68,858	66,944
Total liabilities	3,204,013	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	-	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 85,088 and 48,382 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	85	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	48	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 and 48,383 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	49	49
Additional paid-in capital	4,705,024	4,427,977
Accumulated distributions in excess of earnings	(2,436,010)	(2,312,877)
Accumulated other comprehensive income	7,836	19,730
Total shareholders’ equity	2,277,081	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,278,575	2,136,518
Total liabilities and equity	$5,482,588	$5,941,894

(a)

On March 20, 2012, we effectuated a ten-to-one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

3rd Quarter 2012 Supplemental Information	1

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$116,811	$116,062	$350,390	$349,828
Tenant recovery income	26,519	27,703	79,486	79,692
Other property income	1,962	2,280	7,532	7,861
Total revenues	145,292	146,045	437,408	437,381

Expenses:
Property operating expenses	23,089	23,077	70,860	74,673
Real estate taxes	19,503	19,273	57,972	57,196
Depreciation and amortization	56,527	57,286	170,009	171,601
Provision for impairment of investment properties	10,660	-	11,983	-
Loss on lease terminations	1,689	1,392	6,550	8,085
General and administrative expenses	7,227	5,011	18,691	16,382
Total expenses	118,695	106,039	336,065	327,937

Operating income	26,597	40,006	101,343	109,444

Dividend income	302	578	1,782	1,776
Interest income	16	157	56	507
Gain on extinguishment of debt	-	991	3,879	15,429
Equity in loss of unconsolidated joint ventures, net	(1,863)	(1,869)	(5,467)	(6,028)
Interest expense	(49,456)	(56,903)	(142,333)	(170,121)
Co-venture obligation expense	-	(1,791)	(3,300)	(5,375)
Recognized gain on marketable securities	9,108	-	16,373	277
Other income (expense), net	726	567	(342)	1,323
Loss from continuing operations	(14,570)	(18,264)	(28,009)	(52,768)

Discontinued operations:
Loss, net	(11,788)	(378)	(9,725)	(28,830)
Gain on sales of investment properties, net	8,756	14,517	16,518	18,678
(Loss) income from discontinued operations	(3,032)	14,139	6,793	(10,152)
Gain (loss) on sales of investment properties, net	1,650	(891)	6,652	4,171
Net loss	(15,952)	(5,016)	(14,564)	(58,749)
Net income attributable to noncontrolling interests	-	(7)	-	(23)
Net loss attributable to Company shareholders	$(15,952)	$(5,023)	$(14,564)	$(58,772)

(Loss) earnings per common share - basic and diluted (a):
Continuing operations	$(0.06)	$(0.10)	$(0.10)	$(0.25)
Discontinued operations	(0.01)	0.07	0.03	(0.06)
Net loss per common share attributable to Company shareholders	$(0.07)	$(0.03)	$(0.07)	$(0.31)

Weighted average number of common shares outstanding - basic and diluted (a)	230,597	192,779	217,087	192,127

(a)	All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

3rd Quarter 2012 Supplemental Information	2

Retail Properties of America, Inc.

Funds From Operations (FFO), Operating FFO and Additional Information

(amounts in thousands, except per share amounts and percentages)

(unaudited)

FFO, Operating FFO and Dividend Ratios (a) (b)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011		2012		2011

Net loss attributable to Company shareholders	$(15,952)	$(5,023)		$(14,564)		$(58,772)
Depreciation and amortization	61,219	63,549		188,600		193,385
Provision for impairment of investment properties	22,377	1,379		24,930	(c)	35,649
Gain on sales of investment properties	(10,406)	(13,626)		(23,170)		(22,849)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	(132)		-		(812)
FFO	$57,238	$46,147		$175,796		$146,601

FFO per common share outstanding	$0.25	$0.24		$0.81		$0.76

FFO	$57,238	$46,147		$175,796		$146,601
Debt prepayment penalties	1,443	-		1,443		-
Excise tax accrual	-	-		4,594		-
Gain on extinguishment of debt	-	(991)		(3,879)		(15,429)
Mortgage premium write-off	-	-		(10,295)		(4,750)
Recognized gain on marketable securities	(9,108)	-		(16,373)		(277)
Other	-	-		(1,627)		-
Operating FFO	$49,573	$45,156		$149,659		$126,145

Operating FFO per common share outstanding	$0.21	$0.23		$0.69		$0.66

Weighted average number of common shares outstanding	230,597	192,779		217,087		192,127

Dividends declared per common share	$0.16563	$0.15938	(d)	$0.49688		$0.46406

Additional Information (e)
Operating property maintenance capital expenditures (f)	$2,967	$1,613		$7,231		$4,320
Operating property lease-related expenditures (g)	$37,803	$7,174		$57,183		$22,245
Straight-line rental income, net	$486	$456		$1,169		$271
Amortization of above and below market leases and lease inducements	$(295)	$200		$481		$929
Straight-line ground rent expense	$1,036	$948		$2,862		$2,852

(a)         Refer to page 19 for definitions of FFO and Operating FFO.

(b)         Includes amounts from discontinued operations.

(c)          Excludes $88, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the nine months ended September 30, 2012, exceeded the carrying value of our investment in such joint venture.

(d)         Distribution for the third quarter of 2011 was declared on October 3, 2011.

(e)         Reported totals are inclusive of our pro rata share from our investment property unconsolidated joint ventures.

(f)            Consists of payments for building and site improvements.

(g)         Consists of payments for tenant improvements, lease commissions and lease inducements. Totals for the three and nine months ended September 30, 2012 are inclusive of $29,127 of lease-related expenditures to extend the terms of leases on approximately 819,000 square feet at our Aon single-tenant office property located in Lincolnshire, Illinois.

3rd Quarter 2012 Supplemental Information	3

Retail Properties of America, Inc.

Supplemental Financial Statement Detail

(amounts in thousands)

(unaudited)

Supplemental Balance Sheet Detail	September 30,	December 31,
	2012	2011
Accounts and Notes Receivable
Accounts receivable (net of allowances of $5,455 and $5,975, respectively)	$25,656	$36,105
Straight-line receivables (net of allowances of $809 and $1,956, respectively)	54,053	58,817
Notes receivable (net of allowances of $300)	-	-
Total	$79,709	$94,922

Other Assets, net
Deferred costs, net	$80,291	$51,862
Restricted cash and escrows	69,909	91,533
Other assets, net	16,677	20,823
Total	$166,877	$164,218

Other Liabilities
Unearned income	$13,365	$19,057
Straight-line ground rent liability	31,669	28,872
Fair value of derivatives	3,482	2,891
Other liabilities	20,342	16,124
Total	$68,858	$66,944

Developments in Progress
Active developments	$3,092	$3,599
Property available for future development	46,341	46,341
Total	$49,433	$49,940

Supplemental Statements of Operations Detail	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Rental Income
Base rent	$115,023	$114,422	$343,902	$344,214
Percentage and specialty rent	1,609	1,861	4,969	4,871
Straight-line rent	417	(658)	920	(486)
Amortization of above and below market leases and lease inducements	(238)	437	599	1,229
Total	$116,811	$116,062	$350,390	$349,828

Other Property Income
Lease termination income	$113	$112	$1,640	$883
Other property income	1,849	2,168	5,892	6,978
Total	$1,962	$2,280	$7,532	$7,861

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease values	$970	$2,067	$5,823	$9,042
Write-off of tenant-related above & below market lease intangibles and lease inducements	719	(675)	727	(957)
Total	$1,689	$1,392	$6,550	$8,085

Bad Debt Expense	$(158)	$(387)	$280	$1,434

Straight-line Ground Rent Expense	$1,036	$948	$2,862	$2,852

Management Fee Income from Joint Ventures (a)	$700	$574	$2,179	$1,582

Capitalized Interest	$-	$53	$-	$197

Net Operating Income (NOI)

Same Store NOI (b)
Rental income	$114,222	$112,886	$341,873	$338,070
Tenant recovery income	26,023	27,077	78,153	77,410
Other property income	1,869	2,215	7,142	7,608
Property operating expenses	(21,243)	(21,954)	(66,014)	(68,274)
Real estate taxes	(18,374)	(18,551)	(54,024)	(54,578)
Same Store NOI (c)	$102,497	$101,673	$307,130	$300,236
NOI from Other Investment Properties (b) (d)	$1,060	$2,126	$2,789	$7,187
Total NOI (b)	$103,557	$103,799	$309,919	$307,423

Combined NOI (b) (e)	$107,052	$106,075	$319,759	$313,699

NOI from Discontinued Operations (b)	$2,360	$4,743	$10,503	$16,227

(a)	Amounts are included in “Other income (expense), net” in the Condensed Consolidated Statements of Operations.
(b)	Refer to pages 19 - 22 for definitions and reconciliations of non-GAAP financial measures.
(c)

Same Store NOI includes NOI of $187 and net operating loss (NOL) of $(24) for the three months ended September 30, 2012 and 2011, respectively and NOI of $347 and NOL of $(623) for the nine months ended September 30, 2012 and 2011, respectively, from the eight former Mervyns properties that were not sold or classified as held for sale as of September 30, 2012.

(d)

NOI from Other Investment Properties includes NOL of $(547) and NOI of $80 for the three months ended September 30, 2012 and 2011, respectively and NOL of $(2,351) and NOI of $325 for the nine months ended September 30, 2012 and 2011, respectively, from University Square, the property securing the $26,865 mortgage that had matured in 2010, and which remains outstanding as of September 30, 2012.

(e)	Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

3rd Quarter 2012 Supplemental Information	4

Retail Properties of America, Inc.

Capitalization

(amounts in thousands, except ratios)

Capitalization Data

	September 30,	December 31,
	2012	2011
Equity Capitalization
Common stock shares outstanding (a)	230,643	193,529
Common share price at September 30, 2012	$11.32	n/a
	$2,610,879	n/a

Debt Capitalization
Fixed rate mortgages	2,260,953	2,700,178
Variable rate mortgages	10,946	79,599
Total mortgage debt	2,271,899	2,779,777

Notes payable	125,000	138,900
Margin payable	-	7,541
Credit facility	535,000	555,000
Total consolidated debt capitalization (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,619) and $(2,003), respectively)	2,931,899	3,481,218
Pro rata share of our investment property unconsolidated joint ventures’ total debt (includes unamortized premium of $2,458 and $3,423, respectively, and unamortized discount of $(208) and $(245), respectively)	108,553	114,382
Combined debt capitalization (b)	3,040,452	3,595,600

Total capitalization at end of period	$5,651,331	$3,595,600	(c)

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	September 30,		December 31,
	2012		2011

Total debt	$2,931,899		$3,481,218
Less: cash and cash equivalents	(107,423)		(136,009)
Net debt	2,824,476		3,345,209
Adjusted EBITDA (d) (e)	385,260		406,944
Net debt to Adjusted EBITDA	7.3	x	8.2	x

Net debt	2,824,476		3,345,209
Add: pro rata share of our investment property unconsolidated joint ventures total debt	108,553		114,382
Less: pro rata share of our investment property unconsolidated joint ventures’ cash and cash equivalents	(4,574)		(13,238)
Combined net debt (b)	2,928,455		3,446,353
Combined Adjusted EBITDA (b) (d) (e)	401,308		421,780
Combined net debt to combined Adjusted EBITDA (b)	7.3	x	8.2	x

(a)	All common stock share amounts give retroactive effect to the Recapitalization.
(b)	Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.
(c)	Amount does not include any equity capitalization.
(d)	For purposes of these ratio calculations, annualized three months ended figures were used.
(e)	Refer to pages 19 - 22 for definitions and reconciliations of non-GAAP financial measures.

3rd Quarter 2012 Supplemental Information	5

Retail Properties of America, Inc.

Unsecured Credit Facility Covenants (a)

(amounts in thousands, except percentages and ratios)

			September 30,
	Covenant		2012

Leverage ratio	< 60%	(b) (c)	51.45%

Fixed charge coverage ratio	> 1.45x	(d)	1.73x

Secured indebtedness as a percentage of Total Asset Value	< 52.50%	(c) (e)	40.57%

Guaranteed and recourse indebtedness	< $100,000		$17,030

Unsecured asset pool covenants:

Leverage ratio	< 60%	(c)	39.59%

Debt service coverage	> 1.50x		2.37x

(a)

For a complete listing of all covenants related to our unsecured credit facility as well as covenant definitions, refer to the Second Amended and Restated Credit Agreement filed as Exhibit 10.4 to Amendment No. 5 of our Form S-11, dated March 9, 2012.

(b)	This ratio may be increased once to 62.5% for two consecutive quarters, if necessary.
(c)	Based upon a capitalization rate of 7.5%.
(d)	This ratio will be increased to 1.50x beginning on the date of issuance of our financial statements for the quarter ending December 31, 2012.
(e)

This ratio will be decreased to 50% on the date of issuance of our financial statements for the quarter ending March 31, 2013 and further reduced to 45% on the date of issuance of our financial statements for the quarter ending March 31, 2014.

3rd Quarter 2012 Supplemental Information	6

Retail Properties of America, Inc.

Consolidated Debt Summary as of September 30, 2012

(dollar amounts in thousands)

	Balance	Contractual Interest Rate / Weighted Average (WA) Contractual Interest Rate		Years to Maturity/WA Years to Maturity
Fixed rate:
Mortgages payable (a)	$1,774,490	5.74%		5.7 years
IW JV mortgages payable	488,082	7.50%		7.2 years
IW JV senior mezzanine note	85,000	12.24%		7.2 years	(b)
IW JV junior mezzanine note	40,000	14.00%		7.2 years	(b)
	2,387,572
Variable rate:
Construction loan	10,946	2.50%		2.1 years

Total mortgages and notes payable	2,398,518

Unsecured credit facility:
Fixed rate term loan (c)	300,000	2.79%		3.4 years
Variable rate revolving line of credit	235,000	2.50%		2.4 years
Total unsecured credit facility	535,000	2.66%		3.0 years

Total consolidated indebtedness	$2,933,518	5.77%	(d)	5.5 years

Consolidated Debt Maturity Schedule as of September 30, 2012

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2012	$62,230	$-	$62,230	2.1%	7.60%
2013	276,324	-	276,324	9.4%	5.21%
2014	195,777	10,946	206,723	7.0%	6.84%
2015	471,439	235,000	706,439	24.1%	4.68%
2016	348,214	-	348,214	11.9%	3.23%
2017	296,552	-	296,552	10.1%	5.71%
2018	23,877	-	23,877	0.8%	6.06%
2019	651,920	-	651,920	22.2%	8.47%
2020	35,159	-	35,159	1.2%	6.68%
2021	16,744	-	16,744	0.6%	5.08%
Thereafter	309,336	-	309,336	10.6%	4.77%
Total	$2,687,572	$245,946	$2,933,518	100.0%	5.77%	(d)

(a)

Balance does not include mortgage discount of $1,619, net of accumulated amortization, that was outstanding as of September 30, 2012. Balance includes the University Square mortgage of $26,865, which is included in the 2012 row in the Consolidated Debt Maturity Schedule.

(b)	Notes payable can be prepaid beginning in February 2013 for a fee ranging from 1% to 5% of the outstanding principal balance depending on the date the prepayment is made.

(c)

In July 2012, we entered into a $300,000 interest rate swap transaction to fix the variable rate portion of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016, the maturity date of the unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.25% as of September 30, 2012.

(d)

Interest rates presented exclude the impact of discount amortization, capitalized loan fee amortization and the increase in contractual interest rates for mortgages where we have triggered the hyper-amortization provisions of the loan agreement. As of September 30, 2012, our overall weighted average interest rate for consolidated debt including the impact of discount amortization, loan fee amortization and the higher hyper-amortization interest rates was 6.29%.

3rd Quarter 2012 Supplemental Information	7

Retail Properties of America, Inc.

Acquisitions and Dispositions for the Nine Months Ended September 30, 2012

(amounts in thousands, except square footage amounts)

Acquisitions:

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt Incurred	GLA	Purchase Price	Mortgage Debt Incurred
Consolidated		n/a	n/a	-	$-	$-	-	$-	$-

Unconsolidated		n/a	n/a	-	$-	$-	-	$-	$-

Dispositions:

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Extinguished	GLA	Consideration	Mortgage Debt Extinguished
Consolidated
CVS - Jacksonville	February 1, 2012	n/a	Single-user retail	13,800	$5,800	$-	13,800	$5,800	$-
GMAC Insurance Building	April 10, 2012 (b)	n/a	Single-user office	501,000	23,570	23,570	501,000	23,570	23,570
Cost Plus Distribution Center	August 17, 2012	n/a	Single-user industrial	1,035,800	63,000	16,300	1,035,800	63,000	16,300
Various (c)	September 18, 2012	n/a	Single-user retail	1,000,400	100,400	97,253	1,000,400	100,400	97,253
Various (d)	September 25, 2012	n/a	Multi-tenant retail	132,600	19,050	-	132,600	19,050	-
Winco - Ventura (former Mervyns)	September 28, 2012	n/a	Single-user retail	75,200	8,015	-	75,200	8,015	-
Other (e)	Various	n/a	Various	-	9,039	-	-	9,039	-
				2,758,800	$228,874	$137,123	2,758,800	$228,874	$137,123

Unconsolidated
Westminster, CO	May 7, 2012	Hampton	Single-user retail	43,200	$2,000	$1,853	41,400	$1,918	$1,777
Lakewood, CO	July 18, 2012	Hampton	Multi-tenant retail	43,500	3,450	3,182	41,700	3,309	3,052
				86,700	$5,450	$5,035	83,100	$5,227	$4,829

Transactions Between RPAI Entities:
				Gross (at 100%)			Pro Rata Share
Property Name	Transaction Date	Acquiring Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Incurred	GLA	Consideration	Mortgage Debt Incurred
Southlake Corners	February 23, 2012	RioCan (f)	Multi-tenant retail	134,900	$35,366	$20,945	26,980	$7,073	$4,189

(a)	As of September 30, 2012, we held 20.0%, 20.0% and 95.9% ownership interests in our RioCan, MS Inland and Hampton unconsolidated joint ventures, respectively.
(b)	On April 10, 2012, we transferred this property to the lender through a deed-in-lieu of foreclosure transaction.
(c)

We sold 13 former Mervyns properties located throughout California in a single transaction on September 18, 2012. No gain or loss was recognized upon disposition as we recorded an impairment charge of $1,100 based upon the negotiated sales price less costs to sell. Proceeds from the sale, along with restricted escrows held by the lender, were used to pay off, in its entirety, the $116,400 outstanding loan secured by our entire porfolio of 23 former Mervyns properties.

(d)

The terms of the sale of three properties located near Dallas, Texas were negotiated as a single transaction. No gain or loss was recognized upon disposition as we recognized an impairment charge of $5,528 based upon the negotiated sales price less costs to sell.

(e)	Includes proceeds from earnouts, the sale of parcels/outlots at certain operating properties and condemnation awards.
(f)

Our RioCan joint venture acquired Southlake Corners from our MS Inland joint venture. MS Inland used proceeds from the transaction to pay off the $20,625 mortgage on the property, of which our pro rata share was $4,125. Subsequent to acquisition, RioCan obtained mortgage debt in the amount of $20,945 on the property, of which our pro rata share was $4,189.

3rd Quarter 2012 Supplemental Information	8

Retail Properties of America, Inc.

Property Overview as of September 30, 2012

(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	Annualized Base Rent (ABR)	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	83	10,629	31.7%	91.1%	92.3%	$ 136,340	32.1%	$14.07
East	67	8,568	25.6%	91.9%	93.9%	102,172	24.1%	12.97
West (d)	36	6,883	20.5%	80.6%	88.0%	83,709	19.7%	15.09
South	55	7,457	22.2%	87.6%	89.0%	102,088	24.1%	15.62
Total - Retail	241	33,537	100.0%	88.4%	91.1%	424,309	100.0%	14.31

Other:
Office (d)	10	2,716		100.0%	100.0%	33,652		12.39
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total Other	12	3,003		100.0%	100.0%	35,262		11.74

Total Consolidated Operating Portfolio	253	36,540		89.4%	91.8%	$ 459,571		$14.08

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	5.0%	99.4%	99.4%	$4,496	6.8%	$20.50
East	20.0%	3	538	12.2%	94.2%	94.2%	7,226	11.0%	14.26
West	95.9%	2	97	2.2%	100.0%	100.0%	1,271	1.9%	13.12
South	20.0%	16	3,565	80.6%	94.7%	96.0%	52,940	80.3%	15.68
Total - Retail		22	4,421	100.0%	95.0%	96.0%	$65,933	100.0%	$15.70

Total Pro Rata Operating Portfolio (e):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	84	10,673	30.9%	91.2%	92.3%	$137,239	31.3%	$14.10
East	70	8,676	25.2%	92.0%	94.0%	103,617	23.6%	12.99
West (d)	38	6,976	20.2%	80.9%	88.2%	84,928	19.4%	15.06
South	71	8,170	23.7%	88.3%	89.6%	112,676	25.7%	15.63
Total - Retail	263	34,495	100.0%	88.6%	91.3%	438,460	100.0%	14.35

Other:
Office (d)	10	2,716		100.0%	100.0%	33,652		12.39
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total Other	12	3,003		100.0%	100.0%	35,262		11.74

Total Pro Rata Share	275	37,498		89.5%	92.0%	$473,722		$14.11

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Based on leases commenced as of September 30, 2012 and calculated as occupied GLA divided by total GLA.

(c)	Includes leases signed as of September 30, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(d)	Excludes one single-user retail and one single-user office property classified as held for sale as of September 30, 2012.

(e)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

3rd Quarter 2012 Supplemental Information	9

Retail Properties of America, Inc.

State/Regional Summary as of September 30, 2012

(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy (c)	% Leased Including Signed (d)	ABR	% of Total ABR (b)	ABR Per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.3%	89.7%	98.0%	$7,038	1.6%	$17.50
Indiana	4	653	1.9%	92.2%	92.2%	5,474	1.2%	9.09
Massachusetts	5	1,183	3.4%	90.2%	93.2%	12,211	2.8%	11.45
Maryland	8	2,299	6.7%	92.9%	93.4%	33,059	7.5%	15.48
Maine	2	423	1.2%	89.9%	95.4%	3,769	0.9%	9.91
Michigan	2	467	1.3%	96.1%	96.1%	7,957	1.8%	17.74
New Jersey	3	449	1.3%	92.4%	92.4%	4,688	1.1%	11.30
New York	32	1,552	4.5%	97.8%	97.8%	24,618	5.6%	16.22
Ohio	7	1,106	3.2%	77.0%	77.0%	11,144	2.5%	13.09
Pennsylvania	12	1,335	3.9%	94.0%	94.1%	16,416	3.8%	13.08
Rhode Island	3	271	0.8%	84.7%	87.1%	3,333	0.8%	14.50
Vermont	1	486	1.4%	87.9%	89.3%	7,532	1.7%	17.63
Subtotal - North	84	10,673	30.9%	91.2%	92.3%	137,239	31.3%	14.10

East
Alabama	6	372	1.1%	95.6%	96.8%	4,613	1.0%	12.98
Florida	14	1,596	4.6%	91.0%	91.7%	20,634	4.7%	14.21
Georgia	14	1,857	5.4%	92.9%	94.3%	20,015	4.6%	11.61
Illinois	7	990	2.9%	92.5%	95.0%	15,938	3.6%	17.41
Missouri	5	812	2.3%	80.6%	86.6%	7,201	1.6%	11.00
North Carolina	3	680	2.0%	99.7%	99.7%	6,927	1.6%	10.21
South Carolina	12	1,271	3.7%	93.8%	95.4%	13,851	3.2%	11.62
Tennessee	7	712	2.1%	89.6%	93.8%	7,284	1.7%	11.42
Virginia	2	386	1.1%	95.7%	97.0%	7,154	1.6%	19.34
Subtotal - East	70	8,676	25.2%	92.0%	94.0%	103,617	23.6%	12.99

West
Arizona	4	772	2.2%	86.4%	93.5%	10,857	2.5%	16.27
California (e)	15	1,745	5.0%	70.8%	85.7%	22,525	5.1%	18.24
Colorado	4	572	1.7%	90.1%	92.3%	5,788	1.3%	11.24
Iowa	1	134	0.4%	93.2%	93.2%	1,533	0.3%	12.25
Kansas	1	237	0.7%	90.7%	100.0%	2,076	0.5%	9.68
Montana	1	162	0.5%	87.7%	100.0%	1,629	0.4%	11.48
New Mexico	1	224	0.6%	88.3%	97.9%	2,982	0.7%	15.06
Nevada	3	614	1.8%	75.3%	80.3%	8,007	1.8%	17.32
Utah	2	717	2.1%	81.2%	86.1%	11,064	2.5%	18.99
Washington	4	1,376	4.0%	81.7%	84.7%	13,862	3.2%	12.34
Wisconsin	2	423	1.2%	88.7%	91.8%	4,605	1.1%	12.28
Subtotal - West	38	6,976	20.2%	80.9%	88.2%	84,928	19.4%	15.06

South
Louisiana	3	311	0.9%	100.0%	100.0%	3,822	0.9%	12.27
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.40
Texas	62	7,695	22.3%	87.5%	89.0%	106,497	24.3%	15.81
Subtotal - South	71	8,170	23.7%	88.3%	89.6%	112,676	25.7%	15.63

Total - Pro Rata Retail	263	34,495	100.0%	88.6%	91.3%	438,460	100.0%	14.35

Other
Office (e)	10	2,716		100.0%	100.0%	33,652		12.39
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total - Pro Rata Other	12	3,003		100.0%	100.0%	35,262		11.74

Total Pro Rata Operating Portfolio	275	37,498		89.5%	92.0%	$473,722		$14.11

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Based on leases commenced as of September 30, 2012 and calculated as occupied GLA divided by total GLA.

(d)	Includes leases signed as of September 30, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(e)	Excludes one single-user retail and one single-user office property classified as held for sale as of September 30, 2012.

3rd Quarter 2012 Supplemental Information	10

Retail Properties of America, Inc.

Retail Operating Portfolio Occupancy Breakdown as of September 30, 2012

(square footage amounts in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	83	10,629	91.1%	6,566	95.3%	1,900	91.8%	945	82.7%	1,218	74.4%
East	67	8,568	91.9%	4,637	97.2%	1,611	92.5%	768	90.6%	1,552	76.2%
West (b)	36	6,883	80.6%	3,811	82.6%	1,254	81.3%	719	76.5%	1,099	75.5%
South	55	7,457	87.6%	3,295	92.2%	1,433	88.8%	1,024	86.5%	1,705	78.4%
Total - Consolidated at 100%	241	33,537	88.4%	18,309	92.6%	6,198	89.2%	3,456	84.3%	5,574	76.4%

Total - % Leased including Signed (c)	241	33,537	91.1%	18,309	94.8%	6,198	94.4%	3,456	86.2%	5,574	78.4%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	94.2%	274	100.0%	116	100.0%	46	87.6%	102	75.0%
West	2	97	100.0%	80	100.0%	14	100.0%	-	-	3	100.0%
South	16	3,565	94.7%	1,761	100.0%	457	95.0%	488	86.2%	859	88.5%
Total - Unconsolidated at 100%	22	4,421	95.0%	2,188	100.0%	715	96.8%	540	86.5%	978	87.2%

Total - % Leased including Signed (c)	22	4,421	96.0%	2,188	100.0%	715	100.0%	540	86.5%	978	89.4%

Total Pro Rata Retail Operating Portfolio (d):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	84	10,673	91.2%	6,581	95.3%	1,926	91.9%	946	82.7%	1,220	74.4%
East	70	8,676	92.0%	4,692	97.3%	1,634	92.6%	777	90.6%	1,573	76.2%
West (b)	38	6,976	80.9%	3,888	83.0%	1,267	81.5%	719	76.5%	1,102	75.6%
South	71	8,170	88.3%	3,647	93.0%	1,524	89.2%	1,122	86.5%	1,877	79.4%
Total - Pro Rata Share	263	34,495	88.6%	18,808	92.8%	6,351	89.3%	3,564	84.4%	5,772	76.7%

Total - % Leased including Signed (c)	263	34,495	91.3%	18,808	94.9%	6,351	94.6%	3,564	86.2%	5,772	78.8%

(a)	Based on leases commenced as of September 30, 2012 and calculated as occupied GLA divided by total GLA.

(b)	Excludes one wholly-owned single-user retail property classified as held for sale as of September 30, 2012.

(c)	Includes leases signed as of September 30, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(d)	Includes our consolidated retail operating properties plus our pro rata share of unconsolidated retail operating properties.

3rd Quarter 2012 Supplemental Information	11

Retail Properties of America, Inc.

Top Tenants as of September 30, 2012

(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of September 30, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant (a)	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA (b)	ABR	% of Total ABR (c)	ABR per Occupied Sq. Ft.
Best Buy Co, Inc.	Best Buy, Pacific Sales	30	1,070	3.5%	$14,569	3.3%	$13.62

Ahold USA, Inc.	Giant Foods, Stop & Shop	11	661	2.2%	13,004	3.0%	19.67

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	47	1,241	4.1%	11,771	2.6%	9.49

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus Inc.	36	872	2.9%	11,309	2.6%	12.97

Rite Aid Corporation		35	425	1.4%	10,399	2.4%	24.47

Ross Stores, Inc.		40	1,038	3.4%	10,270	2.3%	9.89

PetSmart, Inc.		39	707	2.3%	9,839	2.2%	13.92

The Home Depot, Inc.		9	1,097	3.6%	9,135	2.1%	8.33

The Sports Authority, Inc.		17	690	2.3%	7,952	1.8%	11.52

SUPERVALU INC.	Acme, Jewel-Osco, Save-A-Lot, Shaw’s Supermarkets, Shop N Save, Shoppers Food Warehouse	10	562	1.7%	7,705	1.7%	13.71

Pier 1 Imports, Inc.		37	378	1.2%	7,055	1.6%	18.66

Michaels Stores, Inc.		30	611	2.0%	6,859	1.6%	11.23

Publix Super Markets Inc.		15	634	2.1%	6,703	1.5%	10.57

Edwards Theaters, Inc.		2	219	0.7%	6,558	1.5%	29.95

Dicks Sporting Goods, Inc.	Dick’s Sporting Goods, Golf Galaxy	13	568	1.9%	6,525	1.5%	11.49

Wal-Mart Stores, Inc.	Wal-Mart, Sam’s Club	6	903	2.9%	5,984	1.4%	6.63

Kohl’s Corporation		10	849	2.8%	5,826	1.3%	6.86

Office Depot, Inc.		21	420	1.4%	5,512	1.3%	13.12

Staples, Inc.		18	342	1.1%	4,687	1.1%	13.70

Rave Cinemas, LLC		2	162	0.5%	4,626	1.1%	28.56
Total Top Tenants		428	13,449	44.0%	$166,288	37.9%	$12.36

(a)	Excludes two office tenants, Aon Corporation consisting of 1,162 of GLA and $15,106 of ABR and Zurich American Insurance Company, consisting of 895 of GLA and $10,476 of ABR.

(b)	Represents the percentage of total occupied GLA of our retail operating portfolio including our pro rata share of unconsolidated joint ventures.

(c)	Represents the percentage of total annualized base rent from our retail operating portfolio including our pro rata share of unconsolidated joint ventures.

3rd Quarter 2012 Supplemental Information	12

Retail Properties of America, Inc.

Retail Leasing Activity Summary

(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of September 30, 2012 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Improvements PSF
Q3 2012	166	1,023	$16.94	$16.00	5.88%	5.54	$7.70
Q2 2012	174	727	$18.59	$17.70	5.03%	6.00	$10.31
Q1 2012	154	729	$19.49	$19.44	0.26%	6.74	$19.01
Q4 2011	144	1,104	$14.49	$14.52	(0.21%)	7.59	$11.19
Total - 12 months	638	3,583	$17.02	$16.52	3.03%	6.44	$11.61

Comparable Renewal Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q3 2012	113	737	$16.42	$15.64	4.99%	4.65	$0.90
Q2 2012	101	345	$18.79	$18.02	4.27%	4.18	$1.02
Q1 2012	81	257	$22.10	$21.09	4.79%	4.64	$1.04
Q4 2011	79	586	$14.54	$14.31	1.61%	7.70	$4.54
Total - 12 months	374	1,925	$17.03	$16.39	3.90%	5.35	$2.05

Comparable New Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q3 2012	19	83	$21.59	$19.16	12.68%	7.85	$29.88
Q2 2012	17	106	$17.93	$16.68	7.49%	8.51	$32.85
Q1 2012	24	158	$15.25	$16.77	(9.06%)	9.10	$37.91
Q4 2011	13	77	$14.09	$16.11	(12.54%)	8.22	$23.10
Total - 12 months	73	424	$16.95	$17.09	(0.82%)	8.50	$32.40

Non-Comparable New and Renewal Leases (b)

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q3 2012	34	203	$13.27	n/a	n/a	7.92	$23.36
Q2 2012	56	276	$15.51	n/a	n/a	7.74	$13.22
Q1 2012	49	314	$13.43	n/a	n/a	8.17	$24.20
Q4 2011	52	441	$10.75	n/a	n/a	7.25	$17.96
Total - 12 months	191	1,234	$12.84	n/a	n/a	7.74	$19.38

(a)	Total excludes the impact of Non-Comparable Leases.

(b)

Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a matching lease structure.

3rd Quarter 2012 Supplemental Information	13

Retail Properties of America, Inc.

Retail Lease Expirations as of September 30, 2012

(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2012, of lease expirations scheduled to occur during the remainder of 2012 and each of the ten calendar years from 2013 to 2022 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of September 30, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp. (b)
2012	339	1.1%	1.0%	$6,627	1.5%	$19.55	$6,627	$19.55
2013	2,178	7.1%	6.3%	36,900	8.5%	16.94	37,150	17.06
2014	4,129	13.5%	12.0%	64,097	14.6%	15.52	64,639	15.65
2015	3,449	11.3%	10.0%	50,323	11.5%	14.59	51,312	14.88
2016	2,799	9.2%	8.2%	44,453	10.1%	15.88	45,828	16.37
2017	2,733	8.9%	7.9%	40,560	9.3%	14.84	42,299	15.48
2018	1,804	5.9%	5.2%	27,027	6.1%	14.98	29,424	16.31
2019	1,851	6.1%	5.4%	26,759	6.1%	14.46	28,366	15.32
2020	2,147	7.1%	6.2%	25,244	5.7%	11.76	26,842	12.50
2021	1,732	5.6%	5.0%	25,007	5.7%	14.44	27,138	15.67
2022	2,053	6.7%	5.9%	24,589	5.6%	11.98	26,143	12.73
Thereafter	5,203	17.0%	15.1%	64,744	14.8%	12.44	69,682	13.39
Month to month	144	0.5%	0.4%	2,130	0.5%	14.79	2,130	14.79
Leased Total	30,561	100.0%	88.6%	$438,460	100.0%	14.35	$457,580	$14.97

Leases signed but not commenced	916	-	2.7%	$13,296	-	$14.52	$15,121	$16.51
Available	3,018	-	8.7%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Anchor

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp. (b)
2012	71	0.2%	0.2%	$1,415	0.3%	$19.93	$1,415	$19.93
2013	932	3.0%	2.7%	9,559	2.2%	10.26	9,749	10.46
2014	2,590	8.5%	7.5%	29,872	6.8%	11.53	29,812	11.51
2015	2,410	7.9%	7.0%	27,618	6.3%	11.46	27,796	11.53
2016	1,979	6.5%	5.8%	25,002	5.7%	12.63	25,541	12.91
2017	1,890	6.1%	5.5%	20,211	4.7%	10.69	20,461	10.83
2018	1,380	4.5%	4.0%	17,227	3.9%	12.48	18,398	13.33
2019	1,615	5.3%	4.7%	21,228	4.8%	13.14	22,300	13.81
2020	1,942	6.4%	5.6%	20,270	4.6%	10.44	21,335	10.99
2021	1,482	4.8%	4.3%	19,658	4.5%	13.26	21,102	14.24
2022	1,877	6.1%	5.4%	20,381	4.6%	10.86	21,268	11.33
Thereafter	4,917	16.1%	14.3%	57,343	13.1%	11.66	60,556	12.32
Month to month	30	0.1%	0.1%	273	0.1%	9.10	273	9.10
Leased Total	23,115	75.5%	67.1%	$270,057	61.6%	$11.68	$280,006	$12.11

Leases signed but not commenced	732	-	2.2%	$9,050	-	$12.36	$10,382	$14.18

Non-Anchor

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp. (b)
2012	268	0.9%	0.8%	$5,212	1.2%	$19.45	$5,212	$19.45
2013	1,246	4.1%	3.6%	27,341	6.3%	21.94	27,401	21.99
2014	1,539	5.0%	4.5%	34,225	7.8%	22.24	34,827	22.63
2015	1,039	3.4%	3.0%	22,705	5.2%	21.85	23,516	22.63
2016	820	2.7%	2.4%	19,451	4.4%	23.72	20,287	24.74
2017	843	2.8%	2.4%	20,349	4.6%	24.14	21,838	25.91
2018	424	1.4%	1.2%	9,800	2.2%	23.11	11,026	26.00
2019	236	0.8%	0.7%	5,531	1.3%	23.44	6,066	25.70
2020	205	0.7%	0.6%	4,974	1.1%	24.26	5,507	26.86
2021	250	0.8%	0.7%	5,349	1.2%	21.40	6,036	24.14
2022	176	0.6%	0.5%	4,208	1.0%	23.91	4,875	27.70
Thereafter	286	0.9%	0.8%	7,401	1.7%	25.88	9,126	31.91
Month to month	114	0.4%	0.3%	1,857	0.4%	16.29	1,857	16.29
Leased Total	7,446	24.5%	21.5%	$168,403	38.4%	$22.62	$177,574	$23.85

Leases signed but not commenced	184	-	0.5%	$4,246	-	$23.08	$4,739	$25.76

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to contractual increases in base rent. Does not reflect contractual increases based on the Consumer Price Index.

(b)

Represents annualized base rent at the scheduled expiration of the lease, giving effect to contractual increases in base rent, divided by occupied GLA. Does not reflect contractual increases based on the Consumer Price Index.

3rd Quarter 2012 Supplemental Information	14

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	September 30,	December 31,
	2012	2011

Real estate assets	$719,175	$729,429
Less: accumulated depreciation	(60,729)	(49,903)
Real estate, net	658,446	679,526

Cash and cash equivalents	22,698	66,007
Receivables, net	9,873	8,443
Acquired lease intangibles, net	135,666	155,706
Other assets, net	16,182	13,444
Total assets	$842,865	$923,126

Mortgage debt (includes unamortized premium of $3,421 and $4,769, respectively, and unamortized discount of $(1,040) and $(1,225), respectively)	$485,108	$491,398
Accounts payable and accrued expenses	12,795	12,485
Acquired below market lease intangibles, net	15,315	16,513
Other liabilities	25,425	31,767
Total liabilities	538,643	552,163

Total equity	304,222	370,963
Total liabilities and equity	$842,865	$923,126

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	September 30,	December 31,
	2012	2011

Real estate assets	$154,690	$162,220
Less: accumulated depreciation	(13,775)	(11,652)
Real estate, net	140,915	150,568

Cash and cash equivalents	4,574	13,238
Receivables, net	2,281	2,156
Acquired lease intangibles, net	27,133	31,141
Other assets, net	3,825	3,340
Total assets	$178,728	$200,443

Mortgage debt (includes unamortized premium of $2,458 and $3,423, respectively, and unamortized discount of $(208) and $(245), respectively)	$108,553	$114,382
Accounts payable and accrued expenses	2,715	2,812
Acquired below market lease intangibles, net	3,063	3,303
Other liabilities	5,096	6,364
Total liabilities	119,427	126,861

Total equity	59,301	73,582
Total liabilities and equity	$178,728	$200,443

(a)	Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

3rd Quarter 2012 Supplemental Information	15

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Rental income	$16,512	$10,506	$49,340	$28,382
Tenant recovery income	5,344	3,593	16,426	9,201
Other property income	62	86	276	390
Total revenues	21,918	14,185	66,042	37,973

Property operating expenses	3,051	1,639	10,025	4,967
Real estate taxes	3,732	2,394	11,227	6,269
Depreciation and amortization	12,467	7,746	37,659	19,811
Provision for impairment of investment properties	-	-	-	-
Loss on lease terminations	933	1,505	1,955	1,641
General and administrative expenses	308	471	1,065	862
Other operating expenses	-	-	842	-
Total expenses	20,491	13,755	62,773	33,550

Operating income	1,427	430	3,269	4,423

Interest expense	(5,269)	(4,144)	(15,712)	(11,089)
Other (expense) income, net	(134)	1	42	4
Loss from continuing operations	(3,976)	(3,713)	(12,401)	(6,662)

Discontinued operations:
Loss, net	(88)	(378)	(2,074)	(4,978)
Gain (loss) on sales of investment properties	149	(29)	2,593	(29)
Income (loss) from discontinued operations	61	(407)	519	(5,007)

Net loss	$(3,915)	$(4,120)	$(11,882)	$(11,669)

Funds From Operations (FFO) (b)
Net loss	$(3,915)	$(4,120)	$(11,882)	$(11,669)
Depreciation and amortization	13,267	8,783	39,762	21,668
Provision for impairment of investment properties	71	-	1,593	4,067
(Gain) loss on sales of investment properties	(149)	29	(2,593)	29
FFO	$9,274	$4,692	$26,880	$14,095

(a)	Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Refer to page 19 for definition of FFO.

3rd Quarter 2012 Supplemental Information	16

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a) (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Rental income	$3,548	$2,434	$10,664	$6,622
Tenant recovery income	1,129	812	3,480	2,092
Other property income	12	17	70	78
Total revenues	4,689	3,263	14,214	8,792

Property operating expenses	499	382	1,628	1,180
Real estate taxes	785	542	2,377	1,428
Depreciation and amortization	2,603	1,715	7,904	4,460
Provision for impairment of investment properties	-	-	-	-
Loss on lease terminations	187	301	391	328
General and administrative expenses	62	98	221	201
Other operating expenses	-	-	-	-
Total expenses	4,136	3,038	12,521	7,597

Operating income	553	225	1,693	1,195

Interest expense	(974)	(864)	(3,006)	(2,343)
Other (expense) income, net	(27)	-	(1)	1
Loss from continuing operations	(448)	(639)	(1,314)	(1,147)

Discontinued operations:
Loss, net	(79)	(159)	(1,802)	(3,965)
Gain (loss) on sales of investment properties	-	(28)	-	(28)
Loss from discontinued operations	(79)	(187)	(1,802)	(3,993)

Net loss	$(527)	$(826)	$(3,116)	$(5,140)
RPAI ownership adjustments (c)	(1,336)	(1,043)	(2,351)	(888)
Net loss attributable to RPAI’s ownership interests	$(1,863)	$(1,869)	$(5,467)	$(6,028)

Funds From Operations (FFO) (d)
Net loss attributable to RPAI’s ownership interests	$(1,863)	$(1,869)	$(5,467)	$(6,028)
Depreciation and amortization	2,769	1,903	8,346	4,779
Provision for impairment of investment properties	210	-	1,440	3,897
(Gain) loss on sales of investment properties	-	-	-	-
FFO	$1,116	$34	$4,319	$2,648

(a)	Represents our pro rata share of the combined net loss of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Amounts shown net of intercompany eliminations and GAAP adjustments for a real estate transaction between joint ventures due to our continuing involvement in the property.

(c)

Represents adjustments to reflect RPAI’s investment basis and other unconsolidated joint venture activity, inclusive of outside basis amortization, deferral of loss recognition pursuant to GAAP requirements and activity of our captive insurance plan, Oak Property and Casualty LLC.

(d)	Refer to page 19 for definition of FFO.

3rd Quarter 2012 Supplemental Information	17

Retail Properties of America, Inc.

Unconsolidated Joint Venture Overview and Debt Summary as of September 30, 2012

(dollar amounts and square footage in thousands)

Unconsolidated Joint Venture Overview

			At 100%			Pro Rata Share
		Number
	Ownership	of Operating
Joint Venture	Interest	Properties	GLA	ABR	Debt (a)	GLA	ABR	Debt (b)

MS Inland	20.0%	6	1,195	$19,990	$156,617	239	$3,998	$31,323
Hampton Retail Colorado	95.9%	2	97	1,271	12,856	93	1,219	12,329
RioCan	20.0%	14	3,129	44,673	313,254	626	8,935	62,651
		22	4,421	$65,934	$482,727	958	$14,152	$106,303

Unconsolidated Joint Venture Debt Summary

	At 100%			Pro Rata Share
	Debt (a)	Interest Rate/WA Interest Rate	Years to Maturity/WA Years to Maturity	Debt (b)	Interest Rate/WA Interest Rate	Years to Maturity/WA Years to Maturity
Fixed rate:
Mortgages payable	$365,521	4.97%	5.1 years	$73,104	4.97%	5.1 years
Construction loans	12,856	6.15%	1.9 years	12,329	6.15%	1.9 years
	378,377	5.01%	5.0 years	85,433	5.14%	4.7 years
Variable rate:
Mortgages payable	104,350	2.55%	2.2 years	20,870	2.55%	2.2 years
Total	$482,727	4.48%	4.4 years	$106,303	4.63%	4.2 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of September 30, 2012

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2012	$13,527	$-	$13,527	2.8%	6.82%
2013	36,927	-	36,927	7.6%	5.74%
2014	15,410	104,350	119,760	24.8%	2.99%
2015	82,004	-	82,004	17.0%	5.47%
2016	31,748	-	31,748	6.6%	3.68%
2017	46,575	-	46,575	9.6%	4.44%
2018	58,257	-	58,257	12.1%	4.54%
Thereafter	93,929	-	93,929	19.5%	4.93%
Total	$378,377	$104,350	$482,727	100.0%	4.48%

RPAI Pro Rata Unconsolidated Joint Venture Debt Maturity Schedule as of September 30, 2012

Year	Fixed Rate	Variable Rate	Total (b)	% of Total	WA Rates on Total Debt

2012	$2,705	$-	$2,705	2.5%	6.82%
2013	7,386	-	7,386	6.9%	5.74%
2014	12,840	20,870	33,710	31.7%	3.90%
2015	16,401	-	16,401	15.4%	5.47%
2016	6,350	-	6,350	6.0%	3.68%
2017	9,315	-	9,315	8.8%	4.44%
2018	11,651	-	11,651	11.0%	4.54%
Thereafter	18,785	-	18,785	17.7%	4.93%
Total	$85,433	$20,870	$106,303	100.0%	4.63%

(a)	Does not include any premium or discount, of which $3,421 and $(1,040), net of accumulated amortization, respectively, is outstanding as of September 30, 2012.

(b)	Does not include our pro rata share of premium or discount, of which $2,458 and $(208), net of accumulated amortization, respectively, is outstanding as of September 30, 2012.

3rd Quarter 2012 Supplemental Information	18

Retail Properties of America, Inc.

Non-GAAP Financial Measures

Funds From Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds from Operations (FFO) means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.

Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in our condensed consolidated statements of operations.

Operating FFO

Operating FFO is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that we do not believe are representative of the operating results of our core business platform. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Operating Income (NOI) and Combined NOI

We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

Same Store NOI, NOI from Other Investment Properties and NOI from Discontinued Operations

Same Store NOI represents NOI from our same store portfolio consisting of 250 operating properties acquired or placed in service prior to January 1, 2011, except for the two operating properties that were held for sale as of September 30, 2012, which are accounted for as discountinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, two additional phases of existing properties acquired during the third quarter of 2011, two non-stabilized operating properties and one property that was partially sold to our RioCan joint venture during the third quarter of 2011, which did not qualify for discontinued operations accounting treatment. In addition, we have included University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with and made offers to the lender (however, no assurance can be provided that negotiations will result in a favorable outcome), in “Other investment properties” due to the uncertainty of the timing of transfer of ownership of this property. Prior to the quarter ended June 30, 2012, we had included University Square in the same store portfolio. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations.

Adjusted EBITDA and Combined Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior 3 months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

3rd Quarter 2012 Supplemental Information	19

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Same store investment properties (250 properties):
Rental income	$114,222	$112,886	$341,873	$338,070
Tenant recovery income	26,023	27,077	78,153	77,410
Other property income	1,869	2,215	7,142	7,608
Other investment properties:
Rental income	2,410	3,397	6,998	11,015
Tenant recovery income	496	626	1,333	2,282
Other property income	93	65	390	253
Expenses:
Same store investment properties (250 properties):
Property operating expenses	(21,243)	(21,954)	(66,014)	(68,274)
Real estate taxes	(18,374)	(18,551)	(54,024)	(54,578)
Other investment properties:
Property operating expenses	(810)	(1,240)	(1,984)	(3,745)
Real estate taxes	(1,129)	(722)	(3,948)	(2,618)

Net operating income:
Same store investment properties	102,497	101,673	307,130	300,236
Other investment properties	1,060	2,126	2,789	7,187
Total net operating income	103,557	103,799	309,919	307,423

Other income (expense):
Straight-line rental income, net	417	407	920	(288)
Amortization of acquired above and below market lease intangibles, net	286	437	1,206	1,229
Amortization of lease inducements	(524)	-	(607)	-
Straight-line ground rent expense	(1,036)	(948)	(2,862)	(2,852)
Depreciation and amortization	(56,527)	(57,286)	(170,009)	(171,601)
Provision for impairment of investment properties	(10,660)	-	(11,983)	-
Loss on lease terminations	(1,689)	(1,392)	(6,550)	(8,085)
General and administrative expenses	(7,227)	(5,011)	(18,691)	(16,382)
Dividend income	302	578	1,782	1,776
Interest income	16	157	56	507
Gain on extinguishment of debt	-	991	3,879	15,429
Equity in loss of unconsolidated joint ventures, net	(1,863)	(1,869)	(5,467)	(6,028)
Interest expense	(49,456)	(56,903)	(142,333)	(170,121)
Co-venture obligation expense	-	(1,791)	(3,300)	(5,375)
Recognized gain on marketable securities	9,108	-	16,373	277
Other income (expense), net	726	567	(342)	1,323
Total other expense	(118,127)	(122,063)	(337,928)	(360,191)

Loss from continuing operations	(14,570)	(18,264)	(28,009)	(52,768)

Discontinued operations:
Loss, net	(11,788)	(378)	(9,725)	(28,830)
Gain on sales of investment properties, net	8,756	14,517	16,518	18,678
(Loss) income from discontinued operations	(3,032)	14,139	6,793	(10,152)
Gain (loss) on sales of investment properties	1,650	(891)	6,652	4,171
Net loss	(15,952)	(5,016)	(14,564)	(58,749)
Net income attributable to noncontrolling interests	-	(7)	-	(23)
Net loss attributable to Company shareholders	$(15,952)	$(5,023)	$(14,564)	$(58,772)

3rd Quarter 2012 Supplemental Information	20

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	September 30, 2012	December 31, 2011
Net loss	$(15,952)	$(13,829)
Interest expense	49,456	55,421
Interest expense (discontinued operations)	1,709	1,612
Depreciation and amortization	56,527	56,645
Depreciation and amortization (discontinued operations)	952	1,923
Gain on sales of investment properties	(1,650)	(1,735)
Gain on sales of investment properties, net (discontinued operations)	(8,756)	(5,831)
Gain on extinguishment of debt, net	-	84
Gain on extinguishment of debt, net (discontinued operations)	-	(1,360)
Loss on lease terminations (a)	970	555
Loss on lease terminations (a) (discontinued operations)	-	22
Provision for impairment of investment properties	10,660	7,650
Provision for impairment of investment properties (discontinued operations)	11,507	579
Recognized gain on marketable securities	(9,108)	-
Adjusted EBITDA	$96,315	$101,736
Annualized	$385,260	$406,944

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	974	967
Depreciation and amortization	2,610	2,431
Loss on sales of investment properties	-	-
Loss on lease terminations (a)	159	222
Provision for impairment of investment properties	210	59
Amortization of basis	59	30
Combined Adjusted EBITDA (c)	$100,327	$105,445
Annualized	$401,308	$421,780

Reconciliation of NOI to Combined NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Total net loss from investment property unconsolidated joint ventures	$(3,915)	$(4,120)	$(11,882)	$(11,669)
Adjustments:
Straight-line rental income, net	(166)	(6)	(827)	(178)
Amortization of acquired above and below market lease intangibles, net	97	176	232	310
Amortization of lease inducements	-	-	7	-
Interest income	(3)	(1)	(6)	(6)
Depreciation and amortization	12,476	8,088	37,971	20,842
Provision for impairment of investment properties	71	-	1,593	4,067
Loss on lease terminations	933	1,505	1,955	1,641
General and administrative expenses	308	471	1,066	862
Interest expense	5,270	4,450	15,881	12,005
(Gain) loss on sales of investment properties	(149)	29	(2,593)	29
Other expense	136	2	15	2
Total NOI from investment property unconsolidated joint ventures	$15,058	$10,594	$43,412	$27,905

Pro rata share of NOI from investment property unconsolidated joint ventures (b)	$3,495	$2,276	$9,840	$6,276
Total NOI	103,557	103,799	309,919	307,423
Combined NOI (c)	$107,052	$106,075	$319,759	$313,699

(a)             Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in “Loss on lease terminations” in the condensed consolidated statements of operations.

(b)             Amounts shown net of intercompany eliminations.

(c)             Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

3rd Quarter 2012 Supplemental Information	21

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Operating Loss from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$2,720	$5,521	$11,802	$18,569
Tenant recovery income	(565)	687	165	2,095
Other property income	34	15	59	68
Expenses:
Property operating expenses	(332)	(993)	(1,197)	(2,373)
Real estate taxes	503	(487)	(326)	(2,132)
Net operating income from discontinued operations	2,360	4,743	10,503	16,227

Other income (expense):
Straight-line rental income	30	55	110	482
Amortization of acquired above and below market lease intangibles, net	1	5	3	18
Amortization of lease inducements	(10)	(45)	(40)	(93)
Depreciation and amortization	(952)	(2,206)	(4,380)	(7,851)
Provision for impairment of investment properties	(11,507)	(1,379)	(11,507)	(31,752)
Loss on lease terminations	-	(85)	(40)	(87)
General and administrative expenses	-	-	-	(34)
Interest expense	(1,709)	(1,465)	(4,374)	(5,736)
Other expense	(1)	(1)	-	(4)
Total other expense	(14,148)	(5,121)	(20,228)	(45,057)

Operating loss from discontinued operations	$(11,788)	$(378)	$(9,725)	$(28,830)

3rd Quarter 2012 Supplemental Information	22